Exhibit 4.44

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

THIRD AMENDMENT TO THE AGREEMENT NUMBER 051-I-06

THIRD AMENDMENT TO THE INTERNATIONAL SATELLITE SIGNAL CONDUCTION AGREEMENT THROUGH THE MEXICAN SATELLITE SYSTEM No. 051-I-06, ENTERED BY AND BETWEEN SATÉLITES MEXICANOS, S.A. DE C. V., HEREINAFTER REFERRED TO AS “SATMEX”, REPRESENTED BY JORGE ESPINOSA MIRELES ZESATI, ITS LEGAL REPRESENTATIVE, AND, TELMEX PERÚ, S.A., HEREINAFTER REFERRED TO AS THE “CLIENT”, REPRESENTED BY ITS GENERAL MANAGER,  MAURICIO ESCOBEDO VÁZQUEZ AND ITS LEGAL ADVISOR, ROSA VIRGINIA NAKAGAWA MORALES, AS LEGAL REPRESENTATIVES, ACCORDING TO THE FOLLOWING:

WHEREAS

1.-              On June 8, 2006, SATMEX and the CLIENT executed the International Satellite Signal Conduction Agreement Number 051-I-06, for an initial mínimum bandwidth of [***] MHz, [***] band, in the [***] and [***] satellites (hereinafter referred to as the “Agreement”).

2.-              In accordance to the provisions of the first clause of the Agreement, SATMEX and the CLIENT have executed various Satellite Capacity Annexes, in order to increase satellite capacity contracted.

3.-              By virtue of the execution of the satellite capacity annexes that is referenced in the second recital of this Fifth Amendment, through which the Service has been migrated to the [***] satellite, the total capacity contracted between the parties amounts [***] Megahertz, in accordance with the satellite capacity annex 11 executed by the parties on November 27, 2007.

4.-              On October 1, 2007, SATMEX and the CLIENT executed a First Amendment to the Agreement through which Clauses First and Eighth of the Agreement were amended to establish a minimum use of [***] MHz and a mínimum invoicing of [***] up to February 9, 2009 to the contracted capacity of [***].

5.-              On November 29, 2007, SATMEX and the CLIENT executed a Second Amendment to the Agreement  by which the parties agreed the contracting of [***] additional transponders ([***] and [***]) in the [***] satellite, in the [***], capacity contracted under the Agreement and its respective Satellite Capacity Annexes.

R E P R E S E N T A T I O N S

I.-            STAMEX and the CLIENT, together the “Parties” represent that:

I.1             Ratify the authority exhibited by their legal representatives in the Second Amendment, as well as the Representations contained in it.

I.2         It is their will to execute this “Third Amendment” (the “Amendment”), under the terms and conditions herein specified.

NOW THEREFORE, in consideration of the foregoing and the mutual commitments and covenants contained in this Amendment, the Parties hereby agree as follows:

C L A U S E S

CONFIDENTIAL

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

FIRST.- The Parties agree to termine the effects of the Second Amendment, except for the content of clause sixth since the execution of this Fifth Amendment.

The Parties agree to increase the contracted capacity in the [***] satellite, in [***] transponders ([***]), [***] band, in the [***] region. The CLIENT will use the contracted capacity in accoradance with the following schedule of capacity use, term and invoicing dates:

Transponder	Capacity	Date in which services and invoicing started	Date in which services and invoicing end
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

SECOND.- The Parties agree to fix as price for the increase capacity as per this Third Amendment the amount of USD [***] per MhZ in the [***] satellite, [***],[***], in this regard, including what was stated in Annex 11 of the Satellite Capacity excuted by the parties on November 27, 2007, the minimum amount relating to the Third Amendment is USD [***].

THIRD.- SATMEX and the CLIENT agree to extend the term of the Agreement up to May 14, 2011. Without prejudice of what is stated in connection with each class the contracted capacity will keep its owns term in accordance with clause First of this Third Amendment. Similarly, the contracted capacity in [***] shall be in effect up to February 7, 2009.

If after the expiration of the term of each contracted capacity in [***] satellite, the CLIENT does not deactivate the signals to the satellite, issued by the field stations through which the service is rendered, and does not execute and amendment to replace this, the CLIENT shall pay to SATMEX a monthly rate of USD [***] per MhZ since the 60 calendar days following the expiration of any additional contracted capacity in [***] satellite, clause that will survive to the termination of the Agreement.

FOURTH.- In the event that the CLIENT request the use of any contracted capacity in advance of any of the dates stated in clause First of this Third Amendment, SATMEX shall invoice such capacity since the date in which the CLIENT commences operation of such capacity. In the event that the CLIENT requires additional increases, such increases shall be reflected in Satellital Capacity Annexes.

FIFTH.- [***]

SIXTH.- [***]

SEVENTH.-  The Parties agree that if a dispute arises with respect to the compliance, content, interpretation and scope of the obligations contained in the Agreement, its Satellite Capacity Annexes and its Amendments, the parties voluntarily submit to the jurisdiction provided for in the Twentieth clause of the Agreement.

EIGHTH.- SATMEX and the CLIENT agree that, except for the terms modified in this Amendment, all other terms and conditions set forth in the Agreement, its Satellite Capacity Annexes and its Amendments, remain valid, in the terms in which they were agreed.

This Amendment is executed in two counterparts, one copy remaining in possession of each party, in Mexico City, on February 15, 2008.

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

THE CLIENT	SATMEX

/s/ MAURICIO ESCOBEDO VÁZQUEZ	/s/ JORGE ESPINOSA MIRELES ZESAT
MAURICIO ESCOBEDO VÁZQUEZ	JORGE ESPINOSA MIRELES ZESAT
GENERAL MANAGER	LEGAL REPRESENTATIVE

/s/ ROSA VIRGINIA NAKAGAWA MORALES
ROSA VIRGINIA NAKAGAWA MORALES
LEGAL ADVISOR

EXECUTION PAGE OF THE THIRD AMENDMENT TO THE INTERNATIONAL SATELLITE SIGNAL CONDUCTION AGREEMENT  No. 051-I -06, ENTERED BY AND BETWEEN SATÉLITES MEXICANOS, S. A. DE C. V. AND TELMEX PERÚ, S.A.

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CLIENT’S INITIALS